Exhibit 99.5

Cabinets To Go, LLC Condensed Financial Statements Quarterly Period Ended June 30, 2026

Cabinets To Go, LLC

Condensed Financial Statements
Quarterly Period June 30, 2026

Cabinets To Go, LLC

Contents

Condensed Financial Statements

Financial Statements

Cabinets To Go, LLC

Condensed Balance Sheet
(Unaudited)

June 30, 2026
Assets
Current Assets
Cash	$2,856,126
Accounts receivable, net of allowance for credit losses (including related party receivable of $1,324,285)	6,026,453
Inventories, net	25,943,740
Deposits on inventory	1,113,893
Prepaid expenses and other assets	4,271,853
Total Current Assets	40,212,065
Property and Equipment, Net	4,900,307
Right-of-Use Assets - Operating Leases	37,209,494
Right-of-Use Assets - Finance Leases	271,281
Security Deposits	1,856
Total Assets	$82,595,003
Liabilities and Member’s Deficit
Current Liabilities
Accounts payable (including related party payable of $911,620)	$4,736,992
Accrued expenses	13,141,891
Contract liabilities and customer deposits	14,767,414
Line of credit	41,500,000
Current portion of operating lease liabilities	9,055,906
Current portion of finance lease obligations	182,350
Total Current Liabilities	83,384,553
Long-Term Liabilities
Finance lease obligations, net of current portion	96,253
Operating lease liabilities, net of current portion	28,577,987
Total Liabilities	112,058,793
Commitments and Contingencies (Note 10)
Member’s Deficit	(29,463,790)
Total Liabilities and Member’s Deficit	$82,595,003

The accompanying notes are an integral part of
the condensed financial statements.

Cabinets To Go, LLC

Condensed Statement of Operations
(Unaudited)

Six-months ended June 30, 2026
Net Product Sales	$71,614,561
Net Service Sales	8,632,386
Total Net Sales	80,246,947
Cost of Sales - Product	22,938,329
Cost of Sales – Service	7,095,349
Total Cost of Sales	30,033,678
Gross Profit	50,213,269
Operating Expenses
Selling, general and administrative expenses	60,416,137
Total Operating Expenses	60,416,137
Operating Loss	(10,202,868)
Other Income (Expense)
Interest expense	(1,658,185)
Interest income	15
Other income, net	495,949
Total Other Expense, Net	(1,162,221)
Loss, before state income tax	(11,365,089)
State Income Tax Expense	(126,790)
Net Loss	$(11,491,879)

The accompanying notes are an integral part of
the condensed financial statements.

Cabinets To Go, LLC

Condensed Statement of Changes in Member’s Deficit
(Unaudited)

	Member’s Equity (Deficit)	Accumulated Earnings	Total Member’s Equity (Deficit)
Balance, December 31, 2025	$(58,759,849)	$31,405,604	$(27,354,245)
Distributions to Member	9,580,678		9,580,678
Contribution from Member	(198,345)	-	(198,345)
Net loss	-	(11,491,879)	(11,491,879)
Balance, June 30, 2026	$(49,377,516)	$19,913,725	$(29,463,791)

The accompanying notes are an integral part of
the condensed financial statements.

Cabinets To Go, LLC

Condensed Statement of Cash Flows
(Unaudited)

Six-months ended June 30, 2026
Cash Flows from Operating Activities
Net Loss	$(11,491,879)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	599,704
Provision for inventory reserve	79,519
Non-cash lease expense	8,166,706
Interest on financing leases	7,171
Change in operating assets and liabilities:
Accounts receivable, net of allowance for credit losses	(48,644)
Prepaid expenses and other assets	(251,739)
Inventories, net	5,121,996
Deposits on inventory	2,573,701
Security deposits	(1)
Operating lease liabilities	(7,742,327)
Accounts payable	(641,749)
Accrued expenses	3,114,307
Contract liabilities and customer deposits	(1,063,013)
Net Cash Used in Operating Activities	(1,576,248)
Cash Flows from Investing Activities
Purchases of property and equipment	(418,217)
Net Cash Used in Investing Activities	(418,217)
Cash Flows from Financing Activities
Repayment of line of credit	(5,000,000)
Repayment of principal portion of finance lease liability	(105,601)
Contribution from Member	9,580,678
Distributions to Member	(198,345)
Net Cash Provided by Financing Activities	4,276,732
Net Increase in Cash	2,282,267
Cash, beginning of year	573,859
Cash, end of quarter	$2,856,126
Supplemental Disclosure of Cash Flows Information
Cash paid during the six-months ended for:
Interest	$1,658,185
State income taxes, net of refunds	126,790
Non-cash transactions:
Additions to Right-of-Use Assets – operating leases	17,525,246
Modifications to Right-of-Use Assets - operating leases	6,685,600
Disposals of Right-of-Use Assets - operating leases	(2,943,122)

The accompanying notes are an integral part of
the condensed financial statements.

Cabinets To Go, LLC

Notes to the Condensed Financial Statements
(Unaudited)

1. Nature of Business

Cabinets To Go, LLC (the Company) (a Limited Liability Company) is a retailer of kitchen cabinets, bathroom vanities, and fixtures with 105 retail locations in 39 states including Alabama, Arkansas, Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Massachusetts, Maryland, Maine, Michigan, Minnesota, Missouri, Nevada, Nebraska, North Carolina, New Hampshire, New Jersey, New Mexico, New York, Oregon, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Utah, Virginia, Washington, and Wisconsin.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with United States of America generally accepted accounting principles (GAAP) for interim financial information. Operating results for the six-months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the year ending December 31, 2026. For further information, refer to the financial statements and footnotes thereto included in the Company’s audited financial statements for the year ended December 31, 2025. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature. All material related-party balances and transactions are included and disclosed in these statements.

Liquidity and Management’s Plans

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and settlement of obligations in the normal course of business. The condition regarding the Company not having extended the due date of the line of credit, Note 8 and the line of credit classified as current, creates uncertainty as to the Company’s ability to meet its obligations as they come due within at least one year and a day post issuance of these financial statements.

Management has evaluated its plans whereby the Parent has committed to providing financial support to the Company to support the operating, investing, and financing activities of the Company through at least one year and a day beyond the report date.

The Company’s ability to continue as a going concern is dependent on the continued financial support of its Parent and the ability to execute its plan.

Accounts Receivable, Net of Allowance for Credit Losses

Trade accounts receivables are reported on the balance sheet at the amount due, adjusted for any allowance for credit losses. The Company provides an allowance for credit losses to reduce trade accounts receivables to their estimated net realizable value equal to the amount expected to be collected. The allowance for credit losses is estimated based on historical collection experience, current regional economic and market conditions, aging of trade accounts receivable, current creditworthiness of customers, and forward-looking information. Allowance for credit loss on accounts receivables as of June 30, 2026 and December 31, 2025 are immaterial. The balance of accounts receivables as of December 31, 2025 was $5,977,809.

Cabinets To Go, LLC

Notes to the Condensed Financial Statements
(Unaudited)

Inventory, Net

Inventory is valued at the lower of cost or realizable value, cost being determined using the average cost method. The Company records a reserve for valuation adjustments if the cost of inventory on hand exceeds the amount it expects to realize from the ultimate sale or disposal of the inventory.

The inventory in transit is inventory that the Company has taken possession of at the shipping point. This inventory is in the Company’s possession, on a ship and not yet received to the warehouse. The in-transit amount is $1,707,656 at June 30, 2026. This amount is included in the inventory, net on the condensed balance sheet.

Property and Equipment, Net

Property and equipment are stated at cost. The Company depreciates or amortizes its property and equipment utilizing the straight-line method over the following estimated useful lives:

Asset category	Estimated Useful Lives (Years)
Leasehold improvements	Lesser of 15 or term of the related lease
Furniture, fixtures and equipment	5-7
Computer hardware and software	5
Vehicles	3-5

Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in statement of operations for the period.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate the carrying value of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. There was no impairment loss related to long‑lived assets during the six-months ended June 30, 2026.

Sales Taxes

The various states in which the Company operates impose sales tax on certain sales to nonexempt customers. The Company collects that sales tax from customers and remits the entire amount to the appropriate state. The Company accounts for taxes collected from customers on a net basis (excluded from revenue).

Revenue Recognition

The Company accounts for revenue per the requirements of Accounting Standard Update (ASU) 2014‑19, Revenue from Contracts with Customers, as amended (Topic 606).

Cabinets To Go, LLC

Notes to the Condensed Financial Statements
(Unaudited)

The Company recognizes revenue in an amount that reflects the consideration to which the Company expects to be entitled in exchange for the transfer of goods to customers. Revenue is related to the sale of kitchen and bathroom cabinets, counter tops and service related to installation. The Company recognizes revenue when the performance obligation is satisfied. Generally, the performance obligation is satisfied at a point in time when control of the goods is transferred to the customer and the Company has no further obligation to provide services related to the goods.

Installation service revenue is recognized when the service has been provided.

The Company requires a 100% deposit/down payment to be made at the time an order is placed for most customers. The amount is recorded within contract liabilities and customer deposits and will remain on the balance sheet until the cabinets are delivered to the customer, at which time the deposit will be recognized into revenue.

Revenues are recorded net of cash discounts as required by ASC 606.

The Company has made the practical expedient election, which allows for accounting for shipping and handling activities associated with the cabinets and counter tops as a fulfillment cost within cost of sales. The Company has also elected for all taxes assessed by government authorities that are imposed on or concurrent with revenue-producing transactions, such as sales, to be excluded from revenue.

There were no contract assets as of June 30, 2026 and December 31, 2025.

Leases

In February 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-02, Leases (codified as Accounting Standards Codification (ASC) 842), related to lease accounting. The Company elected the bundled practical expedients under which:

•	Any expired contracts need not be reassessed to determine whether they are or contain leases.

•	Leases that have commenced prior to the adoption of the new lease accounting standard will not be reassessed under the new guidance.

•	Any initial direct costs for existing leases need not be reassessed.

For leases with a term of 12 months or less, the Company has elected the practical expedient which allows a lessee to elect, by class of underlying asset, not to recognize a right-of-use (ROU) asset or lease liability. Under the new standard, a lease is defined as a contract, or part of a contract, that conveys the right to control the use of identified assets for a period of time in exchange for consideration. For leases with a term of more than 12 months, lessees will need to recognize leases on the balance sheet as a ROU asset and a related lease liability and classify the leases as either operating or finance. The liability will be equal to the present value of lease payments. The asset will be based on the liability, subject to adjustments, such as initial direct costs.

Advertising

Advertising costs are expensed as incurred in operating expenses. Advertising expense for the six-months ended June 30, 2026 was $7,394,856.

Cabinets To Go, LLC

Notes to the Condensed Financial Statements
(Unaudited)

Income Taxes

The Company was formed as a limited liability company electing under the Internal Revenue Code and state statutes to be taxed as a partnership. Effective January 1, 2019, as part of a tax restructuring, 100% of the membership interest of the Company was contributed to a newly formed S Corporation, and the Company is a disregarded entity participating in the overall S Corporation return of its parent. In lieu of federal and state income taxes, the members of an S Corporation are taxed individually on their proportionate share of the Company’s taxable income. Certain states, including California and Texas, continue to impose income taxes at the entity level rather than as a pass-through. Such state income taxes have been included in the statement of operations.

The Company has no unrecognized tax benefits at June 30, 2026. The Company’s federal income tax returns prior to the 2020 fiscal quarter and state income tax returns prior to the 2020 fiscal quarter are closed and management continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

The Company recognizes interest and penalties associated with any tax matters as part of operating expenses and includes accrued interest and penalties, if any, in accrued expenses on the accompanying balance sheet.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures, established a three-level hierarchy for fair value measurements that distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The hierarchy level assigned to financial instruments recorded at fair value is based on the Company’s assessment of the transparency and reliability of the inputs used in the valuation of such instrument at the measurement date.

Level 1 – This level consists of quoted prices for identical assets or liabilities in active markets at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The valuation under this approach does not entail a significant degree of judgment.

Level 2 – This level consists of inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. The valuation technique for the Company’s Level 2 assets is based on quoted market prices for similar assets from observable pricing sources at the reporting date.

Level 3 – This level consists of unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

Cabinets To Go, LLC

Notes to the Condensed Financial Statements
(Unaudited)

The carrying values of cash, accounts receivable, net of allowance for credit losses, prepaid expense and other assets, accounts payable, accrued expenses, contract liabilities and customer deposits approximate fair value due to the short-term maturities of these instruments. No assets were adjusted to their fair values on a nonrecurring basis.

Business and Credit Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash. The Company maintains its cash with multiple financial institutions. At times, such amounts may exceed federally insured limits. At June 30, 2026, the Company did not have any accounts in excess of federally insured limits.

For the six-months ended June 30, 2026, the Company purchased  28% of its inventory from Supplier A, 10% from Supplier B, and 10% from Supplier C.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures. Accordingly, actual results could materially differ from those estimates.

Risks and Uncertainties

The Company is subject to risks and uncertainties as a result of continuing supply chain issues and rising inflation. Capital markets and economies worldwide have also been negatively impacted, and it has caused economic downturns or recessions in the U.S. and other markets. Such economic disruption could have a material adverse effect on the Company’s business. The ultimate impact on the Company’s operations and financial performance in future periods remains uncertain and will depend on future related developments, which are uncertain and cannot be predicted, but the Company does not anticipate any material impacts to its business, financial condition, results of operations and/or cash flows in the six-months ended June 30, 2026.

Recent Accounting Pronouncements

From time to time new accounting pronouncements are issued by the FASB or other standard-setting bodies and adopted by the Company as of a specified effective date. Management reviewed all significant recently issued accounting pronouncements and concluded that they are either not applicable to the Company’s business or that no material effect is expected on the financial statements as a result of future adoption.

3. Inventories, Net

Inventory consisted of the following:

June 30, 2026
Finished Goods	$27,746,581
Inventory Reserve	(1,802,841)
Inventories, Net	$25,943,740

Cabinets To Go, LLC

Notes to the Condensed Financial Statements
(Unaudited)

4. Prepaid Expenses and Other Assets

Prepaid expenses and other assets consisted of the following:

June 30, 2026
Prepaid software	$1,702,389
Prepaid insurance	771,506
Deferred expenses	646,989
Other current assets	1,150,969
Prepaid Expenses and Other Assets	$4,271,853

5. Property and Equipment, Net

Property and equipment consist of the following:

June 30, 2026
Leasehold improvements	$10,080,702
Furniture, fixtures, and equipment	4,854,467
Computer hardware and software	3,233,384
Vehicles	3,636,032
21,804,585
Less: accumulated depreciation	(16,904,278)
Property and Equipment, Net	$4,900,307

Depreciation and amortization expense related to property and equipment for the six-months ended June 30, 2026 was $599,704.

6. Contract Liabilities and Customer Deposits

The opening and closing balances of the Company’s contract liabilities and customer deposits were as follows:

Balance, December 31, 2025	$15,830,427
Decrease	(1,063,013)
Balance, June 30, 2026	$14,767,414

Contract liabilities and customer deposits balance as of December 31, 2025 that was recognized as sales during the six-months ended June 30, 2026 amount to $10,646,153.

Cabinets To Go, LLC

Notes to the Condensed Financial Statements
(Unaudited)

7. Accrued Expenses

Accrued expenses consisted of the following:

June 30, 2026
Sales tax payable – US	$800,871
Accrued payroll	8,429,025
Other accrued expenses	3,911,995
Accrued Expenses	$13,141,891

8. Credit Facilities

Line of Credit

On August 31, 2022, F9 Brands, Inc., parent company of Cabinets To Go, LLC, obtained a secured revolving line of credit for $20,000,000 from Bank of America with availability through August 30, 2023. F9 Brands, a related party, allowed the Company to borrow funds on this line of credit for business expansion. The line of credit was amended on August 30, 2023, to increase the credit limit to $60,000,000 and to extend availability through August 30, 2024, and to name the Company as guarantor on the line of credit. The facility was subsequently amended on August 22, 2024 to extend the maturity date to August 22, 2025, and on August 5, 2025 to extend the maturity date to October 1, 2026. In addition to the Company, three brother/sister companies are also guarantors on the F9 Brands line of credit. The interest rate on the revolving line of credit is a rate per year equal to the secured overnight financing rate (SOFR) (Adjusted Periodically) plus 1.80 percentage points and will be adjusted on the first day of every month (the Adjustment Date) and will remain fixed until the next Adjustment Date.

As of June 30, 2026, the F9 Brands line of credit had a balance of $41,500,000 with an interest rate of 5.46%.

9. Leases

Lessee Accounting

The Company leases vehicles, warehouses, retail stores, and equipment for use in its operations. The Company determines if an arrangement is or contains a lease at inception of the contract. The Company has lease agreements with lease and non-lease components and has elected to not separate lease and non-lease components for all classes of underlying assets. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. Leases with initial terms in excess of 12 months are recorded as either operating or financing leases in the balance sheet.

Operating leases are included in ROU asset - operating leases, current portion of operating lease liabilities, and operating lease liabilities net of current portion on the balance sheet. Finance leases are included in ROU asset - finance leases, current portion of finance lease liabilities, and finance lease liabilities, net of current portion on the balance sheet.

Cabinets To Go, LLC

Notes to the Condensed Financial Statements
(Unaudited)

Operating and finance lease assets and operating and finance lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. For leases that do not provide an implicit rate, the Company uses an incremental borrowing rate available at the lease commencement date for operating leases based on the information available at commencement date, including lease term, in determining the present value of future payments. The operating lease asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the option will be exercised. Operating lease expense is recognized on a straight-line basis over the lease term and reported in selling, general and administrative expense, and financing lease expense is recorded as selling, general and administrative expense and interest expense in the statement of operations.

The following table represents the assets and liabilities of the finance and operating leases:

June 30, 2026
Assets
Operating leases	ROU assets – operating leases	$37,209,494
Finance leases	ROU assets - finance leases	271,281
Total Lease Assets		$37,480,775
Liabilities
Current:
Operating	Current portion of operating lease liabilities liabilities – current	$9,055,906
Finance	Current portion of finance lease	182,350
Non-current:
Operating	Operating lease liabilities – net of current portion	28,577,987
Finance	Finance lease liabilities – net of current portion	96,253
Total Lease Liabilities		$37,912,496

Finance lease assets are recorded net of accumulated depreciation of $1,021,325 as of June 30, 2026.

The components of the Company’s lease cost are as follows:

June 30, 2026
Lease Costs
Finance lease costs:
Amortization of ROU assets	Selling, general and administrative expenses	$91,774
Interest of lease liabilities	Interest expense	7,171
Operating lease costs	Selling, general and administrative expenses	5,195,826
Total Lease Costs		$5,294,771

Cabinets To Go, LLC

Notes to the Condensed Financial Statements
(Unaudited)

Aggregate payments of lease liabilities subsequent to June 30, 2026, for the years ending December 31 are as follows:

Year ending December 31
	Operating	Finance	Total
2026	$5,554,192	$89,266	$5,643,458
2027	10,353,792	136,981	10,490,773
2028	9,487,680	55,299	9,542,979
2029	8,177,461	10,377	8,187,838
2030	6,698,174	-	6,698,174
Thereafter	1759,982	-	1,759,982
Total Lease Payments	42,031,281	291,923	42,323,204
Less: imputed interest and interest	4,397,388	13,320	4,410,708
Present Value of Lease Liabilities	$37,633,893	$278,603	$37,912,496

The following table presents the weighted-average remaining lease term and discount rate:

June 30, 2026
Weighted-average remaining lease term - finance lease	1.94 years
Weighted-average remaining lease term - operating lease	4.19 years
Weighted-average discount rate - finance lease	5.87%
Weighted-average discount rate – operating lease	5.39%

10. Commitments and Contingencies

Legal Matters

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, such actions will not have a material effect on the Company’s financial condition or results of operations or cash flows.

11. Related Party Transactions

Leased Facilities

In 2026, all of the Company’s leases were with a related party owned by the member of the Company. Rent expense from these leases amounted to $5,195,852 for the six-months ended June 30, 2026.

Loans from Member

The Company obtained a line of credit through a related party during 2023 (see Note 8).

Cabinets To Go, LLC

Notes to the Condensed Financial Statements
(Unaudited)

Accounts Receivable

The Company provides goods sold to related parties in the normal course of business. Amounts due from related parties are included in accounts receivable in the accompanying balance sheet. Accounts receivable from related parties totaled $1,324,285 as of June 30, 2026.

Accounts Payable

The Company purchases goods and/or services from related parties in the normal course of business. Amounts due to related parties are included in accounts payable in the accompanying balance sheet. Accounts payable to related parties totaled $911,620 as of June 30, 2026.

Shared Expenses

The Company shares payroll and benefit costs with related parties in the normal course of business. Amounts due to related parties for shared payroll and benefit costs are included in payroll expense in the accompanying statement of operations. As of June 30, 2026, amounts paid to related parties for shared payroll and benefit costs totaled $3,289,359.

12. Subsequent Events

On April 8, 2026, Bed Bath & Beyond announced that it has signed a Letter of Intent to acquire the equity interests and substantially all assets of F9 Brands, Inc., which owns and operates Cabinets To Go, Lumber Liquidators, Gracious Home / Thos. Baker, and Southwind Building Products for $150,000,000. The sale is expected to close in August 2026.

Management has evaluated events and transactions that occurred between June 30, 2026 and July 31, 2026, which is the date the financial statements were available to be issued, for possible recognition or disclosure in the financial statements.